Exhibit 99(a)(1)(ii)

LETTER OF TRANSMITTAL
To Tender Shares
of
QUILMES INDUSTRIAL (QUINSA), SOCIÉTÉ ANONYME
RCS B No. 32501
to
BEVERAGE ASSOCIATES HOLDING LTD.
a wholly owned subsidiary
of
COMPANHIA DE BEBIDAS DAS AMÉRICAS - AMBEV
Pursuant to the Offer to Purchase
Dated January 25, 2007

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:00 P.M. LUXEMBOURG TIME, WHICH IS 5:00 P.M. NEW YORK CITY TIME, FEBRUARY 28, 2007, UNLESS THE OFFER IS EXTENDED.

The Share Tender Agent for the Offer is:

THE BANK OF NEW YORK, LONDON

By Mail:	By Hand or Overnight Delivery:
The Bank of New York
One Canada Square
London E14 5AL
Attn: Mark Jeanes/Daniel Giles
Phone: +44 207 964 4468/+44 207 964 7394
Fax: +44 207 964 6399

THE BANK OF NEW YORK (LUXEMBOURG) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg
Attn: Peter Bun/Luc Biever
Phone: +352 34 20 90 5630 / +352 34 20 90 5635
Fax: +352 34 20 90 6035

The Bank of New York
One Canada Square
London E14 5AL
Attn: Mark Jeanes/Daniel Giles
Phone +44 207 964 4468/+44 207 964 7394
Fax: +44 207 964 6399

THE BANK OF NEW YORK (LUXEMBOURG) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg
Attn: Peter Bun/Luc Biever
Phone: +352 34 20 90 5630 / +352 34 20 90 5635
Fax: +352 34 20 90 6035

Capitalized terms used in this Letter of Transmittal to Tender Shares (“Share Letter of Transmittal”) and not otherwise defined herein have the meanings ascribed thereto in the Offer Document, dated January 25, 2007 (the “Offer Document”).

Delivery of this Share Letter of Transmittal to an address other than as set forth above will not constitute a valid delivery to the Share Tender Agent. The instructions set forth in this Share Letter of Transmittal should be read carefully before this Share Letter of Transmittal is completed.

Tenders of Class A shares or Class B shares made pursuant to the Offer (as defined below) may be withdrawn at any time prior to the Expiration Date, in compliance with the terms set forth in “The Offer - Section 3. Withdrawal Rights” of the Offer Document. Thereafter, such tenders are irrevocable, except that they may be withdrawn after 9 a.m., New York City time, which is 3 p.m., Luxembourg time, on March 1, 2007, unless theretofore accepted for payment as provided in the Offer Document.

THIS SHARE LETTER OF TRANSMITTAL MAY ONLY BE USED TO TENDER SHARES. IT MAY NOT BE USED TO TENDER AMERICAN DEPOSITARY SHARES (“ADSs”). INSTEAD, TO TENDER ADSs, YOU MUST USE THE SEPARATE “ADS LETTER OF TRANSMITTAL” TO TENDER ADSs.

You should use this Share Letter of Transmittal if you are: (i) tendering registered shares that are registered in your name in the register of shares held by Quilmes Industrial (Quinsa), Société Anonyme (the “Company”) (“Registered Shares”), a company with a management board and supervisory board and organized under the laws of the Grand Duchy of Luxembourg, (ii) tendering bearer shares that are represented by a bearer share certificate (“Bearer Shares”), or (iii) tendering shares held through a clearing system. You must use one of the preceding methods to validly tender Class A shares and Class B shares.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Tendering Shareholder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share certificate(s))	Share(s) Tendered (Attach additional list if necessary)
	Share Certificate/Bearer Certificate Number(s)	Number of Shares Tendered

Total Shares

☐	Check Here if You Are Tendering Class A Shares or Class B Shares that Are Registered in Your Name in the Register of Shares Held by the Company.

Please indicate below whether you are enclosing with this Share Letter of Transmittal stock certificates representing your Registered Shares or other written confirmation of your registered ownership of Class A shares or Class B shares and provide the information listed below.

☐	Stock certificates or other written confirmation of registered ownership enclosed.

Name of Registered Holder(s)

Certificate Number(s)

Description of Other
Written Confirmation of
Registered Ownership

Account Number \ Address

☐	No stock certificates or other written confirmation of registered ownership enclosed.

Name of Registered Holder(s)

    Whether or not you submit stock certificates evidencing the Registered Shares that you are tendering or other written confirmation of your registered ownership of these shares, your tender of registered Class A shares or Class B shares will not be valid until the Company confirms to the Share Tender Agent that you are listed in the Company’s share register as the owner of the tendered shares.

☐	Check Here if You Are Tendering Bearer Shares.

Number of Bearer Shares Tendered

Certificate Number(s) for
Bearer Shares Tendered

    If you are tendering Bearer Shares or Registered Shares, you must provide the information described below and deliver the certificates representing your Bearer Shares or Registered Shares to the Share Tender Agent together with this Share Letter of Transmittal.

Enter payment details here:

Pay to: _____________________________________________________

ABA No.:  __________________________________________________

Account #: __________________________________________________

Account name:  ______________________________________________

Ref: _______________________________________________________

☐	Check Here if You Are Tendering Class A Shares or Class B Shares Held Through a Clearing System Such as Euroclear or Clearstream, Luxembourg[1]:

Number of Class A Shares or Class B Shares Tendered

Name of Tendering Holder

Account Number in the Clearing System (if applicable)

    The tendering holder hereby confirms its instruction (i) to block or cause the blocking of the tendered Class A shares or Class B shares unconditionally within Euroclear, Clearstream, Luxembourg, or other appropriate clearing system; and (ii) to transfer or cause the transfer to the Share Tender Agent, after the Expiration Date, the tendered Class A shares or Class B shares that are purchased by the Purchaser pursuant to the Offer (as defined below).

___________________________
    1  If you are tendering Class A Shares or Class B Shares held through a clearing system this form should be signed and returned to the financial institution through which you hold your Shares.

    The tendering holder agrees that the Share Tender Agent is authorized to act as the sole source of instructions to the clearing systems: (i) following the Expiration Date, to transfer to the Purchaser Class A shares and/or Class B shares accepted for purchase by the Purchaser that were properly tendered and not properly withdrawn; and (ii) following the Expiration Date, to grant the release in the appropriate clearing system of any Class A shares and/or Class B shares not accepted for purchase by the Purchaser or properly withdrawn.

    A tender of Class A shares or Class B shares held through a clearing system will not be valid unless the Share Tender Agent receives confirmation from that clearing system that it has received a Share Letter of Transmittal relating to the tendered shares that is properly completed and duly executed, and confirmation from that clearing system that the tendered shares have been blocked in the clearing system.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY

    The undersigned hereby tenders to Beverage Associates Holding Ltd., a company with a management board and supervisory board and organized under the laws of Bahamas (the “Purchaser”), [●] Class [●] shares of the Company, pursuant to the Purchaser’s Offer Document at $3.35 per Class A share or $33.53 per Class B share ($67.07 per ADS), net to the seller in cash (less any amounts withheld under applicable tax law), without interest (the “Offer”), upon the terms and subject to the conditions set forth in the Offer Document, dated January 25, 2007, receipt of which is hereby acknowledged, and in this Share Letter of Transmittal (which collectively, together with the ADS Transmittal Letter and any amendments or supplements thereto or hereto, constitute the “Offer Documentation”). The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase Class A shares and/or Class B shares tendered pursuant to the Offer, in which case any reference to the Purchaser shall, if applicable, include such affiliate.

    Subject to, and effective upon, acceptance for payment of and payment for the Class A shares and/or Class B shares tendered herewith, the undersigned hereby sells, assigns and transfers to or upon the order of the Purchaser all right, title and interest in and to all the Class A shares and/or Class B shares that are being tendered hereby and appoints the Share Tender Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such Class A shares and/or Class B shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver to the Purchaser all Class A shares and Class B shares purchased by the Purchaser pursuant to the Offer, including all share certificates representing Registered Shares, all share certificates representing Bearer Shares and other written confirmation of registered ownership delivered by the undersigned to the Share Tender Agent pursuant to the Offer.

    The undersigned hereby irrevocably appoints each designee of the Purchaser, the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper, with respect to all of the Class A shares and Class B shares tendered hereby which have been accepted for payment by the Purchaser prior to the time of any vote or other action at any meeting of shareholders of the Company (whether general or extraordinary and whether or not an adjourned meeting), by written consent or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Class A shares and/or Class B shares by the Purchaser in accordance with the terms of the Offer. Such acceptance for payment of such Class A shares and/or Class B shares shall revoke, without further action, any other power of attorney, proxy or written consent granted by the undersigned at any time with respect to such Class A shares and/or Class B shares, and no subsequent powers of attorney or proxies will be given, and no written consents will be executed, by the undersigned (and if given or executed, will not be deemed to be effective).

    The undersigned hereby represents and warrants that the undersigned:

(1) has a net long position in the Class A shares and/or Class B shares at least equal to the number of Class A shares and/or Class B shares being tendered;

    (2)  has full power and authority to tender, sell, assign and transfer the Class A shares and/or Class B shares tendered hereby and that, when the same are accepted for payment by us, we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims; and

    (3)  will, upon request, execute and deliver any additional documents deemed by the Purchaser or the Share Tender Agent to be necessary or desirable to complete the sale, assignment and transfer of the Class A shares and/or Class B shares tendered hereby.

The undersigned understands that tenders of Class A shares and/or Class B shares pursuant to the Offer Document and the instructions hereto will constitute an agreement to sell the Class A shares and/or Class B shares, conditional upon payment by the Purchaser, between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned acknowledges that under no circumstances will the Purchaser pay interest on the purchase price for Class A shares and/or Class B shares or ADSs.

The undersigned recognizes that, under certain circumstances set forth in the Offer Document, the Purchaser may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, Class A shares and/or Class B shares tendered.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in “The Offer - Section 3. Withdrawal Rights” of the Offer Document, this tender is irrevocable.

    The Purchaser will determine in its sole discretion all questions as to the form of documents, including any notice of withdrawal, and the validity, eligibility (including time of receipt) and acceptance of tendered Class A shares and/or Class B shares. The Purchaser’s determination will be final and binding on all parties.

SIGN HERE

(Please Complete and Return)

Signature(s) of Owner(s)

Name(s)

(Please Print)

Capacity (Full Title)

Address

(Zip Code)

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

ONLY CLASS A SHARES OR CLASS B SHARES MAY BE TENDERED IN THE OFFER PURSUANT TO THIS SHARE LETTER OF TRANSMITTAL. HOLDERS OF AMERICAN DEPOSITARY SHARES MAY NOT TENDER AMERICAN DEPOSITARY SHARES IN THE OFFER PURSUANT TO THIS SHARE LETTER OF TRANSMITTAL. A HOLDER OF AMERICAN DEPOSITARY SHARES DESIRING TO TENDER IN THE OFFER SHOULD USE THE “LETTER OF TRANSMITTAL TO TENDER AMERICAN DEPOSITARY SHARES”, BY WHICH SUCH HOLDER MAY TENDER AMERICAN DEPOSITARY SHARES INTO THE OFFER.

1.  Delivery of the Share Letter of Transmittal and Class A Shares or Class B Shares. You should use this Share Letter of Transmittal only if you are: tendering registered shares that are registered in your name in the register of shares held by the Company, tendering Bearer Shares or tendering Class A shares or Class B shares that are held through a clearing system. In order for you to validly tender Class A shares or Class B shares, prior to the Expiration Date (as defined in the Offer Document) (1) a properly completed and duly executed Share Letter of Transmittal and any other documents required by this Share Letter of Transmittal must be received by the Share Tender Agent2 at its address set forth on the front page of this Share Letter of Transmittal by the Expiration Date (as defined in the Offer Document), (2) if you are tendering Registered Shares, the Share Tender Agent must receive confirmation from the Company that the person executing this Share Letter of Transmittal is listed, in the Company’s registry of Class A shares or Class B shares, as the registered owner of the tendered Class A shares or Class B shares, (3) if you are tendering shares held through a clearing system, the Share Tender Agent must receive confirmation that the tendered shares have been blocked in the clearing system, and (4) if you are tendering Bearer Shares, the Share Tender Agent must receive the certificates representing the tendered Bearer Shares.

The method of delivery of all documents, including certificates, is at your option and risk. If you choose to deliver the documents by mail then registered mail or special courier service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

By executing this Share Letter of Transmittal, you waive any right to receive any notice of the acceptance for payment of the Class A shares and/or Class B shares.

2.  Inadequate Space. If the space provided in the box captioned “Description of Shares Tendered” or elsewhere in this Share Letter of Transmittal is inadequate, then you should list the certificate numbers, the number shares or other required information on a separate signed schedule attached hereto.

3.  Partial Tenders. If you wish to tender (offer to sell) fewer than all of the Class A shares or Class B shares represented by any certificates delivered to the Share Tender Agent, fill in the number of Class A shares or Class B shares that are to be tendered in the box entitled “Number of Shares Tendered.” In such case, a new certificate for the remainder of the Class A shares or Class B shares represented by the old certificate will be sent to the person(s) signing this Share Letter of Transmittal as promptly as practicable after the expiration or termination of the Offer. Unless you indicate otherwise, all Class A shares or Class B shares represented by certificates delivered to the Share Tender Agent will be deemed to have been tendered. In the case of Class A shares or Class B shares tendered through a clearing system, all tendered Class A shares or Class B shares will be blocked and only the shares purchased by the Purchaser pursuant to the Offer will be transferred to the Purchaser. Any shares that are not purchased will be unblocked without expense to the tendering shareholder.

___________________________
    2  In the case of shareholders who hold their shares through a clearing system a duly executed Share Letter of Transmittal should only be provided to the relevant financial intermediary through which such shares are held.

    4.  Price at Which Class A Shares and Class B Shares Are Being Tendered. Class A shares are being tendered at a purchase price of $3.35 per Class A share and Class B shares are being tendered at a purchase price of $33.53 per Class B share, net to the seller in cash (less any amounts withheld under applicable tax law), without interest, upon the terms and subject to the conditions set forth in the Offer Document and in this Share Letter of Transmittal.

    5.  Signatures on Share Letter of Transmittal.

    (a)  Exact Signatures. If this Share Letter of Transmittal is signed by the registered holder(s) of the Class A shares or Class B shares tendered hereby, the signature(s) must correspond with the name(s) set out in the share register held by the Company.

    (b)  Different Names on Certificates. If any of the Class A shares or Class B shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Share Letters of Transmittal as there are different registrations of certificates.

    6.  Irregularities. All questions as to purchase price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Class A shares and/or Class B shares will be determined by the Purchaser in its sole discretion, which determinations shall be final and binding on all parties. The Purchaser reserves the absolute right to reject any or all tenders of Class A shares and/or Class B shares it determines not to be in proper form or the acceptance of which or payment for which may, in the opinion of the Purchaser’s counsel, be unlawful. The Purchaser also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Class A share and/or Class B share, and the Purchaser’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Class A shares and/or Class B shares will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Purchaser shall determine. None of the Purchaser, the Dealer Manager, the ADS Tender Agent, the Share Tender Agent, the Information Agent (as the foregoing are defined in the Offer Document) or any other person is or will be obligated to give notice of any defects or irregularities in tenders, and none of them will incur any liability for failure to give any such notice.

    7.  Requests for Assistance or Additional Copies. Questions and requests for assistance or additional copies of the Offer Document and this Share Letter of Transmittal should be directed to the Share Tender Agent, Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth below.

    8.  United States Federal Income Tax Withholding and Information Reporting. No withholding or information reporting will be required if the tender and payment for Class A shares or Class B shares is effected at an office outside the United States for U.S. federal income tax purposes.

    Generally, the tender and payment for Class A shares or Class B shares of a holder will be effected at an office outside the United States unless (i) the gross proceeds are paid into an account maintained by the holder in the United States or mailed to the holder at an address in the United States and (ii) the confirmation of the sale is mailed to a holder in the United States.

    If the tender and payment for Class A shares or Class B shares will not be effected at an office outside the United States for U.S. federal income tax purposes, then the proceeds received by holders may be subject both to backup withholding at a rate of 28% and to information reporting, unless tendering holders of Class A shares or Class B shares provide the Share Tender Agent with either a completed IRS Substitute Form W-9, in the case of United States holders, or a completed IRS Form W-8, signed under penalties of perjury, attesting to a holder’s exempt status, in the case of a Non-United States holder. The relevant forms can be obtained from the Share Tender Agent.

    This Share Letter of Transmittal (or facsimile thereof bearing an original signature), properly completed and duly executed, together with all other required documents, must be received before 11 p.m. Luxembourg time, which is 5 p.m. New York City time, on the Expiration Date.

The Information Agent for the Offer is:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
United States of America

1-877-750-9501 (Toll-free in the U.S. and Canada)
00 800 7710 9970 (Freephone in the EU)
+1-412-232-3651 (Call collect from all other countries)
1-212-750-5833 (Banks and Brokers call collect)

The Dealer Manager for the Offer is:

CREDIT SUISSE SECURITIES (USA) LLC

Eleven Madison Avenue
New York, New York 10010
United States of America

Attn: Equity Capital Markets
Call Toll-free: 800-318-8219

The Share Tender Agent for the Offer is:

THE BANK OF NEW YORK, LONDON
By Mail:	By Hand or Overnight Delivery:
The Bank of New York
One Canada Square
London E14 5AL
Attn: Mark Jeanes/Daniel Giles
Phone: +44 207 964 4468/+44 207 964 7394
Fax: +44 207 964 6399

THE BANK OF NEW YORK (LUXEMBOURG) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg
Attn: Peter Bun/Luc Biever
Phone: +352 34 20 90 5630 / +352 34 20 90 5635
Fax: +352 34 20 90 6035

The Bank of New York
One Canada Square
London E14 5AL
Attn: Mark Jeanes/Daniel Giles
Phone +44 207 964 4468/+44 207 964 7394
Fax: +44 207 964 6399

THE BANK OF NEW YORK (LUXEMBOURG) S.A.
Aerogolf Center
1A, Hoehenhof
L-1736 Senningerberg
Luxembourg
Attn: Peter Bun/Luc Biever
Phone: +352 34 20 90 5630 / +352 34 20 90 5635
Fax: +352 34 20 90 6035